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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 20, 2004

                     ChrisKen Partners Cash Income Fund L.P.
                     ---------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                     0-17602                   36-3521124
(State or Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)              File Number)           Identification No.)

                             345 North Canal Street
                             Chicago, Illinois 60606
                             -----------------------
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (312) 454-1626

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/  /     Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

/  /     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

/  /     Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

/  /     Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))




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ITEM 8.01. OTHER EVENTS.

         On Monday, December 20, 2004, a special meeting of the limited partners of ChrisKen Partners Cash Income Fund, L.P. was called to order to consider a sale of Gold Coast Storage, the last of the Partnership's two properties, to Warburg-StorageMart Partners, L.P., a Delaware Limited Partnership (the "Purchaser"), pursuant to the Real Estate Purchase Agreement, dated as of September 14, 2004, as amended on October 29, November 1 and November 2, 2004, by and between the Purchaser and the Partnership (collectively, the "Purchase Agreement") and thereafter terminate, dissolve and liquidate the Partnership. Total votes FOR the proposal were approximately 57% of the outstanding Limited Partner units, which exceeded the required simple majority of the Limited Partners. Accordingly, the Partnership will proceed with the sale of Gold Coast Storage pursuant to the terms of the Purchase and Sale Agreement and Joint Escrow Instructions.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  December 27, 2004                         CHRISKEN PARTNERS CASH INCOME FUND,
                                            L.P.
                                            By ChrisKen Income Properties, Inc.
                                            By: /s/ John F. Kennedy
                                                -------------------
                                                John F. Kennedy
                                                President